UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 3, 2012 (November 27, 2012)

CEELOX, INC.
(Exact name of Registrant as Specified in its Charter)

Nevada	000-53597	26-1319217
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10801 Mastin, Suite 920, Bldg # 8
Overland Park, Kansas   66210
(Address of principal executive offices, Zip code)

(913) 884-3705
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Form 8-K and other reports filed by Ceelox, Inc., a Nevada corporation (the “Registrant”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information based upon the beliefs of, and currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions and variations thereof as they relate to the Registrant or the Registrant’s management identify forward-looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other risk factors relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward-looking statements contained in the Registrant’s Filings are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements contained herein to conform these statements to actual results.

Item 1.01 Entry into a Material Definitive Agreement.

On November 27, 2012, the Company entered into an asset purchase agreement (“Agreement” or “Asset Sale”) with AllCom, a Nevada corporation (“AllCom” or “Seller”). The Company has agreed to purchase all of the assets (“Purchased Assets”) of AllCom (“Acquisition”) in exchange for the issuance of that number of shares of Common Stock such that, following such issuance, the Seller shall own forty-eight percent (48%) of all the issued and outstanding shares of Common Stock of the Company as of the closing date of the Acquisition, (the “Closing Purchase Price”).

In addition to the Purchase Price, the Company has also agreed to loan (the “Loan”) to Seller an aggregate of $1,800,000 (“Loan Amount”) prior to the closing of the Acquisition. The Seller shall use the Loan Amount in order to ensure the delivery of the Purchased Assets to the Company free and clear of all liens (other than permitted liens) in accordance with the terms and conditions of the Agreement.  The Loan Amount shall be paid to Seller as follows:

(i)  On or before March 31, 2013, in order to fund the Loan, the Company shall be obligated to pay to the Seller at least fifteen percent (15%) of the net proceeds actually received by the Company pursuant to the closing of any debt or equity financing; provided, however, that the Seller shall not be entitled to any amounts, in the aggregate, exceeding the Loan Amount.

(ii) If prior to the closing of the Acquisition the funded amount of the Loan is less than one million eight hundred thousand dollars ($1,800,000), then, at closing of the Acquisition, the Buyer shall pay to the Seller an amount equal to the shortfall.

The Loan shall be evidenced by a promissory note (“Note”) that shall become due and payable on the one-year anniversary date of the closing of the Acquisition.  The Note shall be secured by that number of shares of Common Stock representing the Purchase Price with a value equal to the Loan Amount. For purposes hereof, the shares of Common Stock representing the Closing Purchase Price shall initially be valued at $0.25 per share. Such share value shall be reassessed every quarter following the issuance of the Note based on the thirty (30) day volume weighted average price of the Company’s common stock (“VWAP”) measured as of the end of such quarter, and the number of shares of Common Stock by which the Note is secured shall be adjusted accordingly; provided, however, that at no time shall the share value be less than $0.25 per share. The Seller will pledge as security, a maximum of seven million two hundred thousand (7,200,000) shares of the Company’s Common Stock received as part of the Purchase Price. Notwithstanding the foregoing, the number of shares will adjusted based on the quarterly review as described above. As long as any balance on the Note remains outstanding, the Seller may not sell any shares of Common Stock representing the Closing Purchase Price to a third party without first offering such shares to the Company in accordance with the terms of the Agreement.

The Loan Amount may also be satisfied by the Seller if, on or prior to the closing of the Acquisition, the Seller (x) enters into a contract with a third party whereby it will receive a down payment and/or revenue sharing in at least an amount equal to the Loan Amount, or (y) receives a loan in the minimum amount of one million eight hundred thousand dollars ($1,800,000) from a third party, subject to such terms and conditions as agreed between the Seller and such third party (a “Third Party Loan”).

The Issuer shall be obligated to issue to the Seller as additional consideration, those shares of Common Stock of the Company set forth below (the “Earn-out Purchase Price,” and together with the Closing Purchase Price and the Loans (if any), the “Purchase Price”):

-
If Gross Profit equals or exceeds $2,000,000 (the “Gross Profit Target”) on or prior to the twelve (12) month anniversary of the Closing Date (the “Earn-out Measurement Date”), then, as soon as practicable following the determination that the Gross Profit Target has been exceeded (but in no event later than ten (10) days after the date of such determination), the Company shall issue to the Seller an additional eighteen percent (18%) of all the issued and outstanding shares of Common Stock of the Company as of the Closing Date (the “Maximum Earn-out Shares”), which shall increase the Seller’s ownership of all Common Stock of the Company’s issued and outstanding shares as of the Closing Date from forty-eight percent (48%) to sixty-six percent (66%).

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In the event that Gross Profit does not exceed the Gross Profit Target on or prior to the Earn-out Measurement Date, then, on the Earn-out Measurement Date, the Company shall issue to the Seller that number of shares of Common Stock which is equal to (x) the percentage of the Gross Profit as compared to the Gross Profit Target, multiplied by (y) the Maximum Earn-out Shares. For example, if the Gross Profit is equal to 90% of the Gross Profit Target, then the Seller will receive 90% of the Maximum Earn-out Shares.

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For purposes hereof, “Gross Profit” shall mean the total revenue generated by the subsidiary of the Company which holds the Purchased Assets less total cost of sales as each are reflected on the income statement contained in the applicable unaudited financial statements for the applicable year.  For purposes of calculating Gross Profit, in the event of any conflict between the Company’s historic practices and GAAP, GAAP shall prevail. The Company shall make a determination as to Gross Profit on a quarterly basis beginning at the end of the first quarter in which the Closing occurs and shall inform the Seller of the same in writing.

The Company will not assume any liabilities of the Seller in connection with the Acquisition.

The closing of the Acquisition is expected to occur on March 31, 2013, or as soon as reasonably practicable following the satisfaction or waiver of all of the conditions precedent to Closing (other than conditions with respect to actions that will take place at the Closing itself), including among other conditions as more fully set forth in the Agreement receipt by the Seller of an amount equal to the Loan Amount (whether in connection with the issuance of the Note or otherwise), the closing of the transaction contemplated by the Send Global Purchase Agreement entered into by and between the Company, Send Global and ITEKNIK on October 25, 2012 as previously reported on Form 8-K on October 31, 2012, and the Company shall have raised funds pursuant to the closing of a financing(s) providing the Company with at least $4,000,000 in proceeds, or at such other date, time and place as the Seller and the Company shall mutually agree in writing. The Auditors shall have completed the Audit of Seller and there shall be no material deviation from what is shown in the Financial Statements, which shall be solely determined by the Auditors. The cost for the Audit will be underwritten by the Company.

Neither the Seller nor any of its affiliates, nor any of their respective representatives, shall (a) make any offer or proposal to any third party to, directly or indirectly, (i) sell or otherwise transfer any Purchased Assets or (ii) effect any recapitalization, refinancing, restructuring, merger, consolidation or other business combination involving the Seller’s business or the Purchased Assets (any of the foregoing hereinafter referred to as an “Alternative Proposal”), (b) solicit or encourage the initiation of (including by way of furnishing or providing access to information) any inquiries or proposals regarding any Alternative Proposal, (c) have any discussions with or provide any non-public information or data to any third party that would encourage, facilitate or further any effort or attempt to make or implement an Alternative Proposal or (d) enter into any agreement with respect to any Alternative Proposal made by any third party.  Seller and its affiliates have also agreed to cease any discussions with any third-party relating to the foregoing.

Seller has agreed not to solicit any of the Company’s employees or compete with the Company for a period of three years after the closing of the Acquisition.

For a period of eighteen (18) months from the closing of the Acquisition, Seller has agreed not to sell any shares of Common Stock representing the Purchase Price, to a third party without first offering to sell such shares to the Company by delivering to the Company written notice of the proposed sale.

After the closing of the Acquisition, each of the Company and the Seller shall have the right to appoint to the Board of Directors of the Company (the “Board”) two (2) directors, and the parties shall use commercially reasonable efforts to cause such appointments to be effected as promptly as practicable following the Closing. In addition, the parties hereby agree that, as promptly as practicable following the Closing, the majority of the directors chosen by the Company and Seller shall nominate an individual to be appointed to the Board as an independent director. For the avoidance of doubt, as a condition to any appointment, all directors shall meet the qualification requirements to be a director under the current policies and procedures of the Company.

At the closing of the Acquisition, or as soon as reasonably practicable thereafter, the Company shall enter into employment agreements with four individuals, each of which are currently employees of AllCom.

The Agreement may be terminated and the Acquisition abandoned at any time prior to the Closing Date:

-	by mutual agreement of the Seller and the Company;

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by the Company or the Seller if:  (i) the Closing has not occurred before 5:00 p.m. (New York Time) on March 31, 2013 (the “End Date”); provided, however, that the right to terminate this Agreement hereunder shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Closing to occur on or before such date; (ii) there shall be a final nonappealable order of a federal or state court in effect preventing consummation of the Asset Sale; or (iii) there shall be any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Asset Sale by any governmental or regulatory authority that would make consummation of the Asset Sale illegal;

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by either the Company or the Seller if there shall be any action taken, or any law or order enacted, promulgated or issued or deemed applicable to the Asset Sale, by any governmental or regulatory authority, which would (i) prohibit Company’s ownership or operation of all or any material portion of the Purchased Assets or (ii) compel the Company to dispose of or hold separate all or any material portion of the Purchased Assets as a result of the Asset Sale;

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by the Company if : (i) it is not in material breach of its representations, warranties, covenants and agreements under the Agreement which are capable of being cured, and there has been a breach of any representation, warranty, covenant or agreement contained in the Agreement on the part of the Seller, and the Seller is not using its commercially reasonable efforts to cure such breach, or have not cured such breach within ten (10) days after notice of such breach to the Seller, that would cause any of the conditions precedent to Closing not to be satisfied, and such condition is incapable of being satisfied by the End Date, or (ii) the Audit shows a material deviation from what is shown in the Financial Statements, which shall be solely determined by the Auditors; or

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by the Seller if it is not in material breach of its representations, warranties, covenants and agreements under the Agreement which are capable of being cured, and there has been a breach of any representation, warranty, covenant or agreement contained in the Agreement on the part of the Company, and the Company is not using its commercially reasonable efforts to cure such breach, or have not cured such breach within ten (10) days after notice of such breach to the Company, that would cause any of the conditions precedent to Closing not to be satisfied, and such condition is incapable of being satisfied by the End Date.

For a more complete description of the terms of the Agreement see Exhibit 99.1 attached hereto.

Item 9.01. Financial Statements and Exhibits.

(a) Exhibits.

99.1	Asset Purchase Agreement by and between Ceelox, Inc. and AllCom, dated November 27, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEELOX, INC.

Date: December 3, 2012	By: /s/ MARK GRANNELL
Name: Mark Grannell
Title: Chief Executive Officer